Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$7,598
Unrealized Gain (Loss) on Market Value of Futures	(206,778)
Dividend Income	1,213
Interest Income	2,523
Total Income (Loss)	$(195,444)

Expenses
General Partner Management Fees	$8,813
Professional Fees	10,654
Brokerage Commissions	250
Non-interested Directors' Fees and Expenses	80
Prepaid Insurance Expense	55
NYMEX License Fee	176
Total Expenses	20,028
Expense Waiver	(9,452)
Net Expenses	$10,576
Net Income (Loss)	$(206,020)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/16	$14,395,803
Net Income (Loss)	(206,020)

Net Asset Value End of Month	$14,189,783
Net Asset Value Per Share (1,400,000 Shares)	$10.14

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612